UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JANUARY 10, 2008

ATM FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

2533 North Carson Street Carson City, Nevada 89706
(Address of principal executive offices)

(775) 841-7018
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01:	Changes in Control of Registrant.

On January 10, 2008, Viktoria Vynnyk, the controlling shareholder of ATM Financial Corp. (the “Company”) entered into a Securities Purchase and Sale Agreement (the “Securities Purchase and Sale Agreement”), dated as of January 9, 2008 with Rudana Investment Group AG, a corporation formed under the laws of Switzerland. Pursuant to the Securities Purchase and Sale Agreement, Ms. Vynnyk agreed to sell all of his shares of the Company’s common stock to Rudana Investment Group AG. Upon the closing of the Securities Purchase and Sale Agreement on January 10, 2008, a change in control of the Company occurred. Pursuant to the Securities Purchase and Sale Agreement, Rudana Investment Group AG has acquired 4,000,000 shares of the Company’s common stock from Ms. Vynnyk. Rudana Investment Group AG paid $70,000.00 to acquire such shares. Funds for the acquisition were from the working capital of Rudana Investment Group AG. Rudana Investment Group AG now owns 69.8% of the Company’s issued and outstanding shares. The Company is not a party to the Securities Purchase and Sale Agreement.

Ms. Vynnyk has agreed with Rudana Investment Group AG that she will remain as the Company’s sole officer and director until a successor is identified and nominated by Rudana Investment Group AG.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATM FINANCIAL CORP.

By:	/s/ Viktoria Vynnyk
Name: Viktoria Vynnyk
Title: President and CFO
Date: January 11, 2008